Exhibit 2.2

SIDE LETTER AGREEMENT

This side letter (“Side Letter”) is entered into as of August 20, 2025, by and among Ondas Holdings Inc., Smart Precision Optics S.P.O LTD., and Shamir Investment Entrepreneurship ACS LTD. (collectively, the “Parties”), and is intended to supplement and amend certain terms of that certain Share Purchase Agreement dated August 14, 2025, by and between the parties (“Agreement”).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The Parties hereby agree as follows, notwithstanding anything to the contrary in the Agreement:

1.	Resale Registration Statement on Form S-3

All references in the Agreement to “September 30, 2025” with respect to the filing of a resale registration statement on Form S-3 of Ondas Stock are hereby amended and replaced with “October 15, 2025”.

2.	First Put Option Period

The First Put Option Period set forth in Section 2.8(a)(i) of the Agreement shall commence on October 15, 2025.

3.	Payment of Contingent Consideration for Qualified Grants

Notwithstanding anything to the contrary contained in the Agreement, to the extent that a Qualified Grant is awarded and reflected on the Company’s approved December 31, 2025 or December 31, 2026 financial statements, but the funds related to such Qualified Grant have not actually been received by the Company, the portion of the Contingent Consideration related to such Qualified Grant not yet actually received by the Company, shall not be due and payable until five (5) days after the actual receipt of such funds by the Company.

4.	Miscellaneous

Except as expressly set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Side Letter and the Agreement, the terms of this Side Letter shall prevail.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused their authorized representatives to execute this Side Letter as of the date first above written.

ONDAS HOLDINGS INC.

By:	/s/ Eric Brock
Name:	Eric Brock
Title:	Chief Executive Officer

Date: August 20, 2025

SMART PRECISION OPTICS S.P.O LTD.

By:	/s/ Shai Spiegler
Name:	Shai Spiegler
Title:	CEO

SHAMIR INVESTMENT ENTREPRENEURSHIP ACS LTD.

By:	/s/ Shai Spiegler & /s/ Zamir Karmi
Name:	Shai Spiegler & Zamir Karmi
Title:	Chairman & Director